Exhibit 99.1

Lantis Laser’s Operating Affiliate TAG Minerals Zimbabwe (Private) Limited Diversifies into Barite, Limestone, Talc and other soon to be announced mineral/metals acquiring 100% of World Class Dodge Mine Blocks 1-6

FREEHOLD, N.J., February 7th, 2012— Lantis Laser Inc. (OTCQB symbol: LLSR), is pleased to announce today that its operating affiliate TAG Minerals Zimbabwe (Private) Limited (TAG-Z) has acquired 100% of World Class Dodge Mine Blocks 1-6 in exchange for $433,000 cash. The property consists of three hydrothermal mountains representing 123 hectares containing multiple deposits of superior grade barite, limestone and talc. The smallest mountain was partially drilled in 1966, consisting of only 5 drilling holes with related ADIT portals. The results of the drilling program indicated that there were proven reserves of 359,000 tons of barite, 1,000,000 tons of limestone and 150,000 tons of talc and inferred reserves of 600,000 tons of barite and 5,000,000 tons of limestone.

With a world-wide shortage of high grade barite, the timing of acquiring Dodge Mine could not be more beneficial to the oil & gas drilling sector with the recent massive discovery of oil off the coast of neighboring Mozambique and new drilling contracts expected in the Middle East, Central/South Africa and Western Australia. Barite is used as a weighting agent for drilling fluids in oil & gas drilling applications. Due to its unusually high specific gravity, milled barite is pumped into drill holes to offset high formation pressures and prevents explosive blowouts of oil and gas. In the Gulf of Mexico, home to the largest concentration of active rigs world-wide, up to 5M tons of bulk barite was shipped in 2010 primarily from China/India to tier-1 barite milling facilities owned/operated by companies like Halliburton, M-I Swaco and Excaliber Minerals. The barite deposits throughout Dodge Mine are hydrothermal veined structures of very high grade crystalline with up to 40% free of trace mineralization meaning that a large portion is 100% Barium Sulfate (BaSO4).

Hydrothermal barite deposits throughout Dodge Mine represent the highest grade of new barite sources to be announced in recent years. Extraction of these minerals is through standard open-pit operations further reducing the mining costs. White barite, the highest grade of the barite deposits on Dodge Mine, expands the business opportunities for the company to include paint and automotive applications that pay a premium for bright white barite. A third party oil & gas drilling sector geologist recently confirmed that the multiple barite deposits are considered 100% recoverable. Management of TAG-Z is encouraged by this rate of recovery compared to certain lower grade sedimentary barite mines in Nevada with which it is familiar classified as only 45% recoverable. Recent testing within the oil & gas drilling sector confirmed the barite quality exceeds the specifications for API grade applications. The company is currently pursuing partnership opportunities within the USA.

Other high quality minerals on the property associated with this hydrothermal mountain range include limestone and talc. Applications for these minerals include cement, cement derivatives/aggregates, paint, automotive and refractories. The company is currently discussing mineral business opportunities with an established Internationally known cement manufacturer that has a cement facility within close proximity of Dodge Mine as well as targeting companies in South Africa that have no in-country access to barite for non API-applications that also utilize limestone and talc to support various industry applications.

Included in the 1966 drilling report were comments documenting the widespread occurrences of gossan deposits. As noted in the Dodge Mine Prospectus provided by the previous mine owner in 2011 during the company’s due diligence period, these massive sulphide deposits most likely point to gold, nickel, copper and lead. The presence of these metabasalts typically indicate gold in the host rock. With the largest gold producer in Zimbabwe nearby, the company intends to initiate a drilling program this year to develop a bedrock gold mining plan, develop a mining plan focused on the gossan mineral/metal deposits as well as document the proven reserves of barite, limestone and talc. We anticipate the proven mineral reserves alone to be in excess of $600 million based on undocumented outcroppings, information provided by the prior mine owner, the 1966 drilling report and visual recommendations by third party geologist but further core drilling is required to establish these proven reserves. The company will initiate a gravity based mapping program this quarter leading to select core drilling to establish the reserves. In addition, expansion plans are on-going by TAG-Z to secure contiguous and adjacent properties as strongly suggested industry experts.

Al Pietrangelo, President & CEO of Lantis stated, “USA bulk barite production in 2010 accounted for only 13% of U.S. demand in the oil & gas drilling sector with bulk barite prices rising dramatically the last 12 months along with indications from the primary providers from China/India of continued price increases related to the world-wide shortage of high grade barite.” Mr. Pietrangelo further commented, “The entrepreneurial opportunities throughout Zimbabwe are tremendous in our opinion with the U.S. Embassy in Zimbabwe recently promoting Zimbabwe’s economic recovery and growth in their recent press releases citing Zimbabwe is open to U.S. business along with the lifting of the international diamond ban last quarter.” He continued, “We believe that we are at the right place at the right time with the right team to expand into other mineral and mining opportunities.”

About Lantis Laser Inc. (parent/holding Company)

Lantis Laser Inc. is the parent/holding Company with three independently operating subsidiaries: TAG Minerals Inc., Raptor Networks Technology, Inc., and Lantis Laser, Inc., (NJ).

About TAG Minerals Inc.

TAG Minerals is a U.S. based (incorporated in Wyoming) mineral resource acquisition, exploration and development company, with operations conducted through its operating affiliate, TAG Minerals Zimbabwe (Private) Limited. The company's business is managed by its directors and officers who have mineral extraction and commercial experience. TAG's strategy is to identify, acquire and exploit gold and other mineral/metal properties that have potential. TAG Minerals is augmented by independent financial, geological, and mining professionals who advise the company on its mining and exploration projects throughout Zimbabwe, Africa.

To find out more about the mining equipment utilized by TAG; visit www.extrac-tec.com

About Raptor Networks Technology, Inc.

Raptor Networks is undergoing a corporate re-structuring that will allow it to emerge as a bankable natural resources OTCQB publicly traded company, 80% held by Lantis, engaged in the mining and commercial sales of industrial minerals and metals.

About Lantis Laser, Inc. (New Jersey)

Lantis Laser, Inc. is developing under license, synergistic, high resolution, light-based imaging modalities which can detect decay and microstructural defects at an early stage, and unlike x-ray, do not emit potentially harmful ionizing radiation. Its products are in development and cannot be sold until FDA clearance for marketing is obtained.

For more news on OCT in Dentistry; visit: www.octnews.org

Safe Harbor

Statements regarding financial matters in this press release other than historical facts are "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The company intends that such statements about the company's future expectations, including future revenues and earnings, technology efficacy and all other forward-looking statements be subject to the safe harbors created thereby. The company is a development stage company who continues to be dependent upon outside capital to sustain its existence. Since these statements (future operational results and sales) involve risks and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results.

SOURCE: Lantis Laser Inc.

CONTACT: Corporate Inquiries:

Al Pietrangelo, President & CEO

TAG Minerals Inc.

Telephone: 732.252.5146

alpietrangelo@gmail.com

Stan Baron, President

Lantis Laser, Inc. (NJ)

Telephone: 203.300.7622

sbaron@lantislaser.com